Exhibit 99.1

Unum Therapeutics Inc. Announces Acquisition of Kiq LLC

Acquisition includes lead clinical-stage compound PLX9486,

a potent and selective KIT D816V inhibitor

Company positioned to advance best-in-class precision kinase inhibitors

Proceeds of $104.4 million to be used to advance clinical testing in mastocytosis and GIST

Conference call today at 10:30 a.m. EDT

CAMBRIDGE, MASS. and PHILADELPHIA, PA, July 6, 2020 — Unum Therapeutics Inc. (“Unum”) (NASDAQ: UMRX), a biopharmaceutical company focused on developing therapies for solid tumors, today announced it has completed the acquisition of Kiq LLC (“Kiq”), a privately held, biotechnology company focused on the discovery and development of precision kinase inhibitors. Concurrent with the acquisition of Kiq, Unum entered into a definitive agreement for the sale of Series A non-voting convertible Preferred Stock (the “Series A Preferred Stock”) in a private placement to a group of institutional accredited investors led by Fairmount Funds Management LLC (“Fairmount Funds”), with participation from Venrock Healthcare Capital Partners, BVF Partners L.P., Atlas Venture, Acorn Bioventures, Perceptive Advisor’s LLC, RTW Investments, OrbiMed, Samsara BioCapital, Logos Capital, Ally Bridge Group and Commodore Capital, as well as additional undisclosed institutional investors. The private placement is expected to result in gross proceeds to Unum of approximately $104.4 million before deducting placement agent and other offering expenses. The proceeds from the private placement will be used to advance clinical testing of PLX9486, a highly potent and selective KIT D816V inhibitor, in multiple indications and provide runway beyond 2022.

PLX9486 will be studied as a monotherapy in patients with Advanced Systemic Mastocytosis (ASM) and Indolent Systemic Mastocytosis (ISM), with the goal of demonstrating a best-in-class clinical profile. The therapy has demonstrated promising clinical activity in a Phase 1/2 trial in patients with Gastrointestinal Stromal Tumors (GIST). In a cohort of eighteen 2L+ GIST patients dosed with PLX9486 in combination with sunitinib, median progression free survival (PFS) was eleven months. Additional details from this study are planned for presentation at an upcoming medical meeting.

Worldwide rights to develop and commercialize PLX9486 were exclusively licensed by Kiq from Plexxikon Inc., a member of the Daiichi Sankyo Group. Under the terms of the agreement, Plexxikon received an upfront payment, and is eligible for additional developmental milestones and mid- to high- single-digit royalty payments.

“Unum has explored a range of strategic alternatives through an orderly process to maximize shareholder value, and we believe this acquisition represents the highest-potential value creation opportunity for Unum stockholders. We are excited by Kiq’s lead clinical program and the potential to build a pipeline of novel kinase inhibitors while continuing to explore strategic opportunities for our cell-based therapy programs,” said Chuck Wilson, PhD, President and CEO of Unum. “As the science develops, we will continue to drive forward our mission of developing novel, best-in-class therapeutics for patients with the greatest need, and we thank our Board members, past and present, along with our investors for their support and commitment.”

Management and Organization

Unum management continues to be comprised of a highly experienced team, including Chuck Wilson, PhD, President and Chief Executive Officer, Jessica Sachs, MD, Chief Medical Officer, and John Green, Chief Financial Officer.

In conjunction with the transaction, Unum Board members will include Chris Cain, Director of Research, Fairmount Funds; Karen Ferrante, MD, Medical Oncologist and former biotech executive; Peter Harwin, Managing Member, Fairmount Funds; Arlene Morris, CEO, Willow Advisors; Matthew Ros, Chief Strategy and Business Officer, Epizyme; and Chuck Wilson, PhD, President and CEO, Unum Therapeutics.

“We are excited to successfully complete our review of strategic options at Unum and are pleased to announce the acquisition of Kiq,” said Bruce Booth, DPhil, former Unum board chairman and partner at Atlas Venture. “As Unum’s largest shareholder, Atlas will continue to invest in the company alongside a strong set of new investors, and we look forward to supporting the clinical progress of PLX9486 as a potential new treatment option for patients.”

“With PLX9486 as a cornerstone, we believe we can build a pipeline of potentially best-in-class, precision tyrosine kinase inhibitors and attract the next generation of kinase discovery expertise,” said Peter Harwin, Managing Member, Fairmount Funds. “We look forward to working with Unum to continue its mission of developing best-in-class therapeutics for patients with unmet medical needs.”

About the Transactions

The acquisition of Kiq was structured as a stock-for-stock transaction whereby all of Kiq’s outstanding equity interests were exchanged for a combination of shares of Unum common stock and shares Series A preferred stock. Concurrently with the acquisition of Kiq, Unum entered into definitive agreements for a PIPE investment with existing and new investors to raise $104.4 million in which the investors will be issued shares of Series A Preferred Stock at a price of $880 per share (or, $0.88 per share on an as-converted-to-common basis). The PIPE offering is expected to close on July 9, 2020. Subject to stockholder approval, each share of

Series A Preferred Stock will, at the option of the holder, convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder. On a pro forma basis and based upon the number of shares of Unum common stock and preferred stock issued in the acquisition and the concurrent financing, Unum equity holders immediately prior to the acquisition will own approximately 16.2% of Unum on a fully-diluted basis immediately after these transactions. The acquisition was approved by the Board of Directors of Unum and the equity holders of Kiq. The closing of the transactions was not subject to the approval of Unum stockholders.

In connection with the transactions, a non-transferrable contingent value right (a “CVR”) will be distributed to Unum stockholders of record as of the close of business on July 6, 2020, and prior to the issuance of any shares to Kiq or the PIPE investors. Holders of the CVR will be entitled to receive certain stock and/or cash payments from proceeds received by Unum, if any, related to the disposition of its legacy cell therapy assets for a period of three years following the closing of the transaction. The CVR is expected to be distributed to eligible stockholders approximately 30 days from the closing of the Kiq acquisition.

Ladenburg Thalmann & Co. Inc. is serving as exclusive financial advisor to Unum and Goodwin Procter LLP is serving as legal counsel to Unum. Wedbush PacGrow is serving as exclusive strategic advisor to Kiq, and Gibson, Dunn & Crutcher LLP is serving as legal counsel to Kiq. Jefferies LLC is acting as lead placement agents for the private placement. Latham & Watkins LLP is serving as legal counsel to Jefferies LLC.

Additional details are available in an updated corporate presentation that can be found online at www.unumrx.com.

Conference Call Details

Unum will host a conference call on July 6, 2020, at 9 a.m. EDT to discuss the acquisition. To access the call, please dial (866) 300-3411 (toll-free) or (636) 812-6658 (international) and provide the conference ID 5998637. To access the conference call recording, please dial (855) 859-2056 (toll-free) or (404) 537-3406. The archived recording will remain available for replay for 30 days. For more information on the acquisition, please visit the investor section of Unum’s website at www.unumrx.com.

About Unum Therapeutics

Unum Therapeutics is a biopharmaceutical company focused on developing a pipeline of novel therapies to treat cancer patients. Unum’s most advanced program, PLX9486, is a highly potent and selective KIT D816V inhibitor that is being developed to treat systemic mastocytosis and GIST patients. Unum’s cell therapy programs utilize proprietary BOXR technology to improve the functionality of engineered T cells by incorporating a “bolt-on” transgene to overcome resistance of the solid tumor microenvironment to T cell attack. Unum is headquartered in Cambridge, MA.

Follow Unum Therapeutics on social media: @UnumRx and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: uses of proceeds; projected cash runways; future product development plans; stockholder approval of the conversion rights of the Series A Preferred Stock; and any future payouts under the CVR. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,”

“should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Unum’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Media contact:

Amanda Sellers

asellers@vergescientific.com

301.332.5574

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